UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 1, 2010

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 1, 2010, EnergySolutions, Inc. (the “Company”) closed its agreement with Exelon Generation Company, LLC (“Exelon”) dated December 11, 2007, as amended, to begin accelerated decommissioning of the Zion Nuclear Power Station (“Zion Station”).  The Zion Station assets and the related Nuclear Regulatory Commission licenses have been transferred to ZionSolutions, LLC, a wholly owned subsidiary of the Company.  Under the terms of the agreement, the Company has provided a $200 million letter of credit to Exelon to support its guarantee of the obligations of ZionSolutions, LLC and the completion of the decommissioning project.  This letter of credit was obtained by the Company under the terms of its Senior Secured Credit Facility entered into by the Company on August 13, 2010 as described in the Company’s report on Form 8-K dated August 13, 2010 and readers are referred to that report for a description of the credit facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement with Exelon attached as Exhibit 10.1 to the Company’s report on Form 10-K for the year ended December 31, 2009 and the Senior Secured Credit Facility attached as Exhibit 4.3 to the Company’s report on Form 8-K dated August 13, 2010.

Item 7.01               Regulation FD Disclosure.

On September 1, 2010, the Company issued a press release entitled “EnergySolutions Commences Decommissioning of the Zion Station,” a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is (i) furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Item 99.1                Press Release dated September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: September 1, 2010	By	/s/ Mark C. McBride
Mark C. McBride
Executive Vice President &
Chief Financial Officer